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                                                                  EXHIBIT 4.2(b)

                                                                  Execution Copy

                                    GUARANTY

THIS GUARANTY, dated as of November 19, 2003 (this "Guaranty") by and among TELEX COMMUNICATIONS HOLDINGS, INC., a Delaware corporation ("Holdings"), TELEX COMMUNICATIONS INTERMEDIATE HOLDING, LLC, a Delaware limited liability company ("Parent"), TELEX COMMUNICATIONS INTERNATIONAL, LTD., a Delaware corporation ("TCI" and together with Holdings and Parent each a "Guarantor" and collectively and jointly and severally, the "Guarantors") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, "Agent") for itself and the lenders from time to time party to the Credit Agreement as defined below ("Lenders").

WHEREAS:

(A) Pursuant to that certain Credit Agreement dated as of the date hereof (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among TELEX COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), Guarantors, the financial institutions party thereto from time to time as Lenders, and General Electric Capital Corporation as initial L/C Issuer, Lender and Agent, pursuant to which, among other things, Lenders have agreed to make a certain credit facility available to Borrower upon the terms and subject to the conditions specified in the Credit Agreement;

(B) Borrower wishes to borrow certain Loans and cause certain Letters of Credit to be issued;

(C) each Guarantor will benefit from the making of the Loans and the Letter of Credit Obligations as provided for in the Credit Agreement; and

(D) in order to induce Lenders to make the Loans and incur the Letter of Credit Obligations as provided for in the Credit Agreement, each Guarantor has agreed to guarantee payment of the Obligations;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to make the Loans and to incur the Letter of Credit Obligations to be made and incurred by Lenders under the Credit Agreement, it is agreed as follows:

1.       DEFINITIONS

         Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement and Annex A thereto, unless otherwise defined herein.

         References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2.       THE GUARANTY

2.1      Guaranty of Guaranteed Obligations

         Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Agent for the ratable benefit of the Lenders and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations (collectively, the "Guaranteed Obligations"). Each Guarantor agrees that this

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         Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

         (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or such Guarantor is or may become a party;

         (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

         (c) the existence, value or condition of, or failure to perfect Agent's Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security);

         (d)      the insolvency of any Credit Party; or

         (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

         it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing. It is agreed among each Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement.

2.2      Demand by Agent or Lenders

         In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then each Guarantor shall without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by each Guarantor shall be made to Agent in immediately available funds to an account, designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

2.3      Enforcement of Guaranty

         In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any Guarantor, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

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2.4      Waiver

         In addition to the waivers contained in Section 2.1 hereof, each Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Each Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower's financial condition or any other fact which might increase the risk to such Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and, to the fullest extent permitted by law, waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any Credit Party of any kind. Each Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or against any Credit Party of any kind which may arise in the future, except as may be provided or permitted by the Credit Agreement.

2.5      Benefit of Guaranty

         The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, any reference to "Agent" or "Lender" herein shall be deemed to refer equally to such Person or Persons.

2.6      Modification of Guaranteed Obligations, Etc.

         Each Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to such Guarantor:

         (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

         (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

         (c)      amend or modify, in any manner whatsoever, the Loan Documents;

         (d) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

         (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property

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                  pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Obligations;

         (f) release anyone who may be liable in any manner for the payment of any amounts owed by such Guarantor or any Credit Party to Agent or any Lender;

         (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of such Guarantor or any Credit Party are subordinated to the claims of Agent and Lenders; and/or

         (h) apply any sums by whomever paid or however realized to any amounts owing by such Guarantor or any Credit Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion, and Agent and Lenders shall not incur any liability to such Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of such Guarantor under this Guaranty.

2.7      Reinstatement

         This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or any Guarantor for liquidation or reorganization, should any Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party's or such Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8      Deferral of Subrogation, Etc.

         Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, each Guarantor hereby:

         (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to such Guarantor against a principal, to such Guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents relating to the Obligations to which such Guarantor is a party or otherwise; and

         (b) acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect such Guarantor's liability hereunder or the enforceability of this Guaranty, and that Agent, Lenders and their respective successors

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                  and assigns are intended third party beneficiaries of the
                  waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations. The foregoing waiver shall not be deemed to limit or prohibit the payment of indebtedness or other obligations of any Guarantor to any Credit Party or other Person which is incurred in the ordinary course of business and which is otherwise permitted under the Credit Agreement or this Guaranty.

2.9      Election of Remedies

         If Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Agent or Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which such Guarantor might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair any Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

3.       DELIVERIES

         In a form satisfactory to Agent, each Guarantor shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by such Guarantor to Agent under the Credit Agreement, to the extent not otherwise delivered thereunder.

4.       REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Loans and incur Letter of Credit Obligations under the Credit Agreement, each Guarantor makes the representations and warranties as to such Guarantor contained in the Credit Agreement, each of which is incorporated herein by reference, and all of which shall be deemed to be made on the date of each borrowing by any Borrower under the Credit Agreement on and as of the date of such borrowing as though made hereunder on and as of such date.

5.       FURTHER ASSURANCES

         Each Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably

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         considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6.       PAYMENTS FREE AND CLEAR OF TAXES

         All payments required to be made by each Guarantor hereunder shall be made subject to the provisions of Section 1.11 of the Credit Agreement, which is incorporated by reference herein mutatis mutandi, and in respect of such payments to be made hereunder, each Guarantor shall have all obligations of a Credit Party under such Section 1.11.

7.       OTHER TERMS

7.1      Entire Agreement

         This Guaranty, the Credit Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

7.2      Headings

         Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purposes or be given substantive effect.

7.3      Severability

         The invalidity, illegality, or unenforceability in any jurisdiction of any provision of this Guaranty shall not affect or impair the remaining provisions of this Guaranty.

7.4      Notices

         Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         (a)      If to Agent, at:

                  General Electric Capital Corporation
                  335 Madison Avenue, 12th Floor
                  New York, NY  10017
                  Attention: Telex Account Officer
                  Telephone No.: (212) 370-8000
                  Telecopier No.: (212) 370-8088

                  with copies to:

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                  General Electric Capital Corporation
                  Capital Funding, Inc.
                  500 West Monroe Street
                  Chicago, IL  60661
                  Attention: Corporate Counsel
                  Corporate Financial Services - Global Sponsor Finance Telephone No.: (312) 441-7244
                  Telecopier No.: (312) 441-6876

                  and:

                  General Electric Capital Corporation
                  201 High Ridge Road
                  Stamford, CT  06927-5100
                  Attention: Corporate Counsel
                  Corporate Financial Services - Global Sponsor Finance Telephone No.: (203) 316-7552
                  Telecopier No.: (203) 316-7899

         (b) If to any Lender, at the address of such Lender specified in the Credit Agreement;

         (c)      If to any Guarantor at:

                  c/o Telex Communications, Inc.
                  12000 Portland Avenue South
                  Burnsville, Minnesota  55337
                  Attention: President and CEO
                  Telephone No.: (952) 887-7487
                  Telecopier No.: (952) 886-3773

7.5      Successors and Assigns

         This Guaranty and all obligations of each Guarantor hereunder shall be binding upon the successors and assigns of such Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder. No Guarantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

7.6      No Waiver; Cumulative Remedies; Amendments

         Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising, on the part of Agent or any Lender,

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         any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and each Guarantor.

7.7      Termination

         This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon the Termination Date, Agent shall deliver to each Guarantor such documents as such Guarantor may reasonably request to evidence such termination.

7.8      Counterparts; Effectiveness

         This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Guaranty shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

7.9      Consent to Jurisdiction

         (a) THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNATIONAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES WHICH SHALL BE DEEMED NOT TO INCLUDE SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         (b) EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH GUARANTOR, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH GUARANTOR OR ANY OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH GUARANTOR FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH GUARANTOR AGREES THAT

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

                  AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH GUARANTOR IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

7.10     Waiver of Jury Trial

         EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY AND THE OTHER LOAN DOCUMENTS. EACH GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT AGENT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH GUARANTOR WARRANTS AND REPRESENTS THAT SUCH GUARANTOR HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT SUCH GUARANTOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.11     Limitation

         Notwithstanding any provision herein contained to the contrary, the liability of TCI (the "Limited Guarantor") under this Guaranty shall be limited to an amount not to exceed as of any date of determination the greater of:

         (a) the net amount of all Loans advanced to the Limited Guarantor under the Credit Agreement and then re-loaned or otherwise transferred to, or for the benefit of, the Limited Guarantor; and

         (b) the amount that could be claimed by Agent and Lenders from the Limited Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

                                      TELEX COMMUNICATIONS
                                      HOLDINGS, INC.,
                                      as Guarantor

                                      By: __________________________________
                                          Name: Gregory Richter
                                          Title: Chief Financial Officer

                                      TELEX COMMUNICATIONS
                                      INTERMEDIATE HOLDINGS, LLC,
                                      as Guarantor

                                      By: __________________________________
                                          Name: Gregory Richter
                                          Title: Chief Financial Officer

                                      TELEX COMMUNICATIONS
                                      INTERNATIONAL, LTD.,
                                      as Guarantor

                                      By: __________________________________
                                          Name: Gregory Richter
                                          Title: Chief Financial Officer

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION,
                                      as Agent

                                      By: __________________________________
                                          Name:
                                          Title:

                        SIGNATURE PAGE TO TELEX GUARANTY

                      TELEX COMMUNICATIONS HOLDINGS, INC.,

                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC,

                    TELEX COMMUNICATIONS INTERNATIONAL, LTD.

                                 ("GUARANTORS")

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS AGENT

                    ---------------------------------------

                               GUARANTY AGREEMENT

                    ---------------------------------------

                                TABLE OF CONTENTS

                                                                              PAGE
1.  DEFINITIONS............................................................    1

2.  THE GUARANTY...........................................................    1

    2.1      Guaranty of Guaranteed Obligations............................    1

    2.2      Demand by Agent or Lenders....................................    2

    2.3      Enforcement of Guaranty.......................................    2

    2.4      Waiver........................................................    3

    2.5      Benefit of Guaranty...........................................    3

    2.6      Modification of Guaranteed Obligations, Etc...................    3

    2.7      Reinstatement.................................................    4

    2.8      Deferral of Subrogation, Etc..................................    4

    2.9      Election of Remedies..........................................    5

3.  DELIVERIES.............................................................    5

4.  REPRESENTATIONS AND WARRANTIES.........................................    5

5.  FURTHER ASSURANCES.....................................................    5

6.  PAYMENTS FREE AND CLEAR OF TAXES.......................................    6

7.  OTHER TERMS............................................................    6

    7.1      Entire Agreement..............................................    6

    7.2      Headings......................................................    6

    7.3      Severability..................................................    6

    7.4      Notices.......................................................    6

    7.5      Successors and Assigns........................................    7

    7.6      No Waiver; Cumulative Remedies; Amendments....................    7

    7.7      Termination...................................................    8

    7.8      Counterparts; Effectiveness...................................    8

    7.9      Consent to Jurisdiction.......................................    8

    7.10     Waiver of Jury Trial..........................................    9

    7.11     Limitation....................................................    9

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